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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
TriQuint Semiconductor, Inc.:


We consent to the use of our "Form of Independent Auditors' Report," dated February 11, 1999, except as to note 13 which is as of February 26, 1999 and
note 6(a) which is as of July   , 1999, relating to the consolidated balance
sheets of TriQuint Semiconductor, Inc. as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998, and to the use of our "Form of Independent Auditors' Report," dated February 11, 1999 on the related consolidated financial statement schedule which form of reports are included in Amendment No. 1 to the Registration Statement on Form S-3, dated June 28, 1999, of TriQuint Semiconductor, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                          /s/ KPMG Peat Marwick LLP


Portland, Oregon
June 25, 1999